As filed with the Securities and Exchange Commission on February
28, 1994
Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              Under
                  THE SECURITIES ACT OF 1933

                    COMMERCIAL INTERTECH CORP.
      (Exact name of registrant as specified in its charter)

                    Ohio                   34-0159880
      (State or other jurisdiction         (IRS Employer
      of incorporation or organization)    Identification Number)

            1775 Logan Avenue, Youngstown, Ohio 44505
   (Address of Principal Executive Offices including Zip Code)

  Commercial Intertech Corp. Stock Option and Award Plan of 1993
                       (Full title of plan)

                      Gilbert M. Manchester
                    Commercial Intertech Corp.
                        1775 Logan Avenue
                      Youngstown, Ohio 44505
                          (216) 746-8011
    (Name, address and telephone number of agent for service)

                            Copies to:
                     Herbert S. Wander, Esq.
                      Katten Muchin & Zavis
                      525 West Monroe Street
                            Suite 1600
                     Chicago, Illinois  60661
                          (312) 902-5200

                 CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1): Common Stock ($1.00 par value).................................

Amount to be registered(2): 495,000 shares

Proposed maximum offering price per share(3): $22.4375

Proposed maximum aggregate offering price(3): $11,106,562.50

Amount of registration fee: $3,830.00
(1) Includes an equal number of preferred share purchase rights.
(2) Includes an indeterminate number of shares of Commercial Intertech Corp. common stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(3) The amounts are based upon the high and low sales prices of Commercial Intertech Corp. common stock as reported on the New York Stock Exchange on February 24, 1994 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                              PART I

              INFORMATION REQUIRED IN THE PROSPECTUS

          The information called for in Part I of Form S-8 is currently included in the prospectus for the Commercial Intertech Corp. Stock Option and Award Plan of 1993 (the "Plan"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the SEC are incorporated in this Registration Statement by reference:

          1. The Company's annual report on Form 10-K for the fiscal year ended October 31, 1993.

          2. The description of the Company's common stock and preferred share purchase rights contained in the Registration
Statement on Form 8-A filed under Section 12 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act") (filed
February 6, 1991 and February 28, 1991), including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

          The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders.

Item 4.  Description of Securities.

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.  Indemnification of Directors and Officers.

          Article V of the Company's Code of Regulations provides that the Company shall indemnify each director, officer or employee, each former director, officer or employee, and each person who is serving or has served at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement (whether with or without court approval) in connection with the defense of any pending or threatened action, suit, or proceeding, whether criminal, civil, administrative or investigative, to which he is or may be made a party by reason of being or having been such director, officer or employee, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, provided that a determination is made (a) that he was not and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his duty to the corporation, partnership, joint venture, trust or other enterprise of which he is or was such director, officer or employee, (b) that he acted in good faith in what he reasonably believed to be in, or not opposed to, the best interest of the Company, and (c) that, in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The determination as to
(b) and (c) and, in the absence of an adjudication as to (a) by a court of competent jurisdiction, the determination as to (a), shall be made (i) by the directors of the Company acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with such action, suit or proceeding is present and on which determination only such directors vote, or (ii) if such a quorum is not obtainable to vote on such indemnification, or, even if obtainable and a quorum of directors qualified to vote so directs, by independent legal counsel in a written opinion.

          Reference is made to Section 1701.13(E) of the Ohio Revised Code, which sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees.

          Under an existing policy of insurance, the Company is entitled to be reimbursed for indemnity payments it is required or permitted to make to its directors and officers, including directors and officers of its subsidiaries.

Item 7.  Exemption from Registration Claimed.

          Not Applicable.

Item 8.  Exhibits.4.1

          The Commercial Intertech Corp. Stock Option and Award Plan of
1993.

          4.2 Articles of Incorporation of the Company (incorporated herein by reference to Exhibit I to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

          5        Opinion of James M. Donchess as to the legality of the
shares of Common Stock being offered under the Plan.

          23.1     Consent of Ernst & Young.

          23.2 Consent of James M. Donchess (contained in his opinion filed as Exhibit 5).

Item 9.  Undertakings.

    1.   The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

         (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution required to be but not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngstown, State of Ohio, on this 28th day of February, 1994.

COMMERCIAL INTERTECH CORP.

By:       /s/ PAUL J. POWERS
          Paul J. Powers
          Chairman, President and Chief Executive Officer

      Each person whose signature appears below hereby constitutes and appoints Bruce C. Wheatley, Gilbert M. Manchester and Herbert
S. Wander, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on February 28, 1994.


SIGNATURE                   TITLE
_________                   ____________________________________

/s/ PAUL J. POWERS          Chairman of the Board, President, CEO
_________________________   and Director (Principal Executive
Paul J. Powers              Officer)

/s/ PHILIP N. WINKELSTERN   Senior Vice President, Chief Financial
_________________________   Officer and Director (Principal
Philip N. Winkelstern       Financial and Accounting Officer)

/s/ WILLIAM W. CUSHWA       Vice President - Planning, Assistant
_________________________   Treasurer and Director
William W. Cushwa

/s/ CHARLES B. CUSHWA, III  Director
_________________________
Charles B. Cushwa, III

/s/ JOHN M. GALVIN          Director
_________________________
John M. Galvin

/s/ RICHARD J. HILL         Director
_________________________
Richard J. Hill

/s/ NEIL D. HUMPHREY        Director
_________________________
Neil D. Humphrey

/s/ KIPTON C. KUMLER        Director
_________________________
Kipton C. Kumler

/s/ GERALD C. MCDONOUGH     Director
_________________________
Gerald C. McDonough

/s/ JOHN NELSON             Director
_________________________
John Nelson

/s/ JOHN F. PEYTON          Director
_________________________
John F. Peyton

/s/ DON E. TUCKER           Director
_________________________
Don E. Tucker

                          EXHIBIT INDEX

Exhibit                                              Sequential
Number            Description                        Page Number
_______     ____________________________________     ___________

4.1         The Commercial Intertech Corp. Stock
            Option and Award Plan of 1993.

5           Opinion of James M. Donchess as to the
            legality of the shares of Common Stock
            being offered under the Plan.

23.1        Consent of Ernst & Young.

23.2        Consent of James M. Donchess (contained
            in his opinion filed as Exhibit 5).